UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

TLC Vision Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New Brunswick	0-29302	980151150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario		L4W 5M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(905) 602-2020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2005, TLC Vision Corporation announced an expansion strategy to broaden its refractive business through a new "LASIK Select" brand. TLC Vision Corporation has agreed to acquire TruVision, a leading managed care contractor for elective health care services. The net purchase price of TruVision will be $17.5 million in cash and company stock. TruVision will serve as a patient acquisition channel for these new LASIK Select branded centers.

Item 8.01 Other Events.

On October 28, 2005, TLC Vision Corporation issued two press releases. The first press release announced the expansion of its refractive business and the acquisition of TruVision. TLC Vision held a conference call during which the details of the expansion strategy were discussed. The call was held on October 28th, at 10:30 a.m. Eastern Time. The call is archived on TLC's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

The second press release announced that Jim Wachtman, President & CEO and Steve Rasche, CFO, will present at CIBC's 16th Annual Healthcare Conference in New York. The conference will be held at the Waldorf-Astoria Hotel from November 7th-9th, 2005. TLC will review the company's performance and the new refractive growth strategy on November 9th at 2:30 pm Eastern Time. TLC's presentation will be broadcast live on TLC's website at www.tlcv.com under the "Webcasts" link in the Investor Relations section.

A copy of the October 28, 2005 press releases is attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 October 28, 2005 Press Release regarding expansion of refractive business and TruVision acquisition.
Exhibit 99.1 October 28, 2005 Press Release regarding CIBC Conference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC Vision Corporation

October 28, 2005	By:	/s/ Brian L. Andrew

Name: Brian L. Andrew
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	TLC expands refractive business and acquires TruVision
99.2	CIBC Conference